UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Gold Crest Mines, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Ordinary shares

2)	Aggregate number of securities to which transaction applies: 12,500,000 ordinary shares of Afranex Gold Limited, an Australian corporation

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): We calculated the filing fee of $500 by multiplying 0.0002 (1/50th of 1%)  by the maximum aggregate transaction value of $2,500,000 ($2,500,000 is the stated share price of 12,500,000 ordinary shares), the consideration, that Gold Crest Mines will receive in exchange for our shares of Kisa Gold Mining.

4)	Proposed maximum aggregate value of transaction:$2,500,000

5)	Total fee paid: $500

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

	1)	Amount Previously Paid: n/a

	2)	Form, Schedule or Registration Statement No.: n/a

	3)	Filing Party: n/a

	4)	Date Filed: n/a

Gold Crest Mines, Inc.

Notice of 2013 Annual Meeting of Shareholders

To be Held on November __, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Gold Crest Mines, Inc. (the "Company" or “Gold Crest”), will be held at 10:00 a.m. Pacific Standard time, on November __, 2013 , at 601 W. Main Avenue, Basement Conference Room “A”, Spokane, Washington 99201 to consider and act upon the following matters:

1.	To elect four (4) members to the Board of Directors to serve for a one year term or until their respective successors are elected and qualified;

2.	To approve the sale of up to 100% interest in the Company's wholly owned subsidiary, Kisa Gold Mining, Inc., an Alaska corporation, (“Kisa”) to Afranex Gold Limited, an Australian company.

3.	To ratify the appointment of DeCoria, Maichel & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013; and

4.	To conduct an advisory vote on the compensation of the Company's named executive officers ("say-on-pay");

5.	To conduct an advisory vote on the frequency of the say-on-pay vote.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on August 29, 2013 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. Only Shareholders of record on the books of the Company at the close of business on August 29, 2013 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy card and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation.

Sincerely,

Terrence J. Dunne
Chairman of the Board, President
and Chief Executive Officer

Gold Crest Mines, Inc.
724 E. Metler Lane
Spokane, Washington 99218
_____________________________

PROXY STATEMENT
Relating to
Annual Meeting of Shareholders
to be held on November ___, 2013
____________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of Gold Crest Mines, Inc. (the "Company") to holders of shares of the Company's no par value common stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof (the "Annual Meeting") to be held at 10:00 a.m., local Spokane time on November___, 2013 at 601 W. Main Avenue, Basement Conference Room “A”, Spokane, Washington 99201 for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about October31, 2013 and is accompanied by a proxy card for use at the Annual Meeting.

Members of the Company's management are the record and beneficial owners of an aggregate of 12,796,520 shares (approximately 13.94% ) of the Company’s outstanding Common Stock. It is management's intention to vote all of their shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of four (4) members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified. (See "Election of Directors").

Sale of up to 100% of our Kisa Gold Mining, Inc. Shares to Afranex Gold Limited

At the Annual Meeting, Shareholders will be asked to consider and to vote on and   approve of the sale of up to 100% of the shares of Kisa Gold Mining, Inc., to our wholly owned subsidiary Afranex Gold Limited.

If we sell 100% of our ownership interest in Kisa Gold Mining, Inc. to Afranex, Afranex would pay Gold Crest 12,500,000 shares of Afranex stock valued at AUD$0.20 per share and grant Gold Crest an Afranex ordinary share 4-year option to purchase 3,125,000 shares exercisable at AUD$0.25 per share.

Alternatively, if we sell 80% of the Kisa shares to Afranex, Afranex would pay Gold Crest 10,000,000 ordinary shares of Afranex  stock valued at AUD$0.20 per share and grant Afranex an option to purchase the remaining 20% of the Kisa shares in consideration for Afranex ordinary shares valued at $500,000, on or before June 30, 2015.  Gold Crest would be granted a 4-year option to purchase 2,500,000 ordinary Afranex shares at a price of AUD$0.25 per share.

Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, Shareholders will be asked to ratify the appointment of DeCoria, Maichel & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013. (See "Ratification of Appointment of Independent Registered Public Accounting Firm").

To conduct an advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”).

To conduct an advisory vote on the frequency of the say-on-pay vote.

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Because your vote is important, it is requested that you complete and sign the enclosed proxy card and mail it promptly in the return envelope provided. Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.

Record Date; Shares Entitled to Vote. The Board of Directors of the Company has fixed the close of business on August 29, 2013 , as the record date (the "Record Date") for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were 91,805,828 issued and outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock owned as of the Record Date.

2.

Quorum. A majority of the shares issued and outstanding as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Proxies that are submitted but are not voted for or against (because of abstention, broker non-votes or otherwise) will count toward a quorum and will be treated as present for all matters considered at the meeting.

3.

Vote Required. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting of shareholders at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have no impact on the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the four nominees receiving the highest total number of votes.

If a quorum exists at the Annual Meeting, the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote is required to approve the sale of up to 100% of the Kisa subsidiary.

If a quorum exists at the Annual Meeting, the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote is required to approve the ratification of the appointment of DeCoria, Maichel & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

4.

Solicitation of Proxies. The Board of Directors requests that you complete date and sign the proxy card accompanying this Proxy Statement and promptly return the card in the enclosed postage-paid envelope. The accompanying proxy card is solicited on behalf of the Company, and the cost of solicitation will be borne by the Company. Although they do not presently intend to do so, following the original mailing of the Proxy materials, directors, officers and employees of the Company may, without additional remuneration, solicit Proxies by mail, internet, telephone, facsimile, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies. In such cases, the Company will reimburse such holders for their reasonable expenses.

5.	Revocation of Proxy. You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

	•	Deliver to the Company a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

	•	Sign and deliver to the Company a proxy card relating to the same shares and bearing a later date; or

	•	Attend the meeting and vote in person, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

6.

How Proxies will be Voted. Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy. If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted: “FOR” the nominees to the Board of Directors in the election of Directors, “FOR” the approval of the sale of the  Kisa subsidiary. and “FOR” the ratification of the appointment of the Company's independent registered public accounting firm.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting. However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting. If the Annual Meeting is postponed or adjourned, your Proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your Proxy until it is voted.

If you own your shares in "street name," that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Otherwise, your shares may not be voted and will be recorded as broker non- votes. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a Proxy to do so from the broker or the nominee and you bring the Proxy to the Annual Meeting.

7.	Voting Power. Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.
8.

Recommendation of the Board of Directors. The Board of Directors of the Company believes the proposals described herein are in the best interests of the Company and its Shareholders and, accordingly, recommends that the Shareholders vote "FOR" the proposals identified in the Notice.

9.

Required Approvals. By unanimous consent, the Board of Directors of the Company unanimously adopted resolutions to: (1) nominate for re-election Terrence J. Dunne, Matt J. Colbert, Robert W. O’Brien, and Daniel R. McKinney, Sr. to the Board of Directors of the Company to serve for a one-year term or until their respective successors are qualified and elected; (2) to approve the sale of the  Kisa subsidiary , (3) to appoint DeCoria, Maichal & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013 ,(4) to solicit an advisory vote on the compensation of named executive officers, and (5) to approve an advisory vote on the frequency of the say-on-pay vote once every three (3) years.  Note:  And to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

10.

Dissenters' Rights.  The Nevada Revised Statutes do not provide for dissenters' rights in the case of a sale of assets.  Therefore, there are no dissenters' rights applicable to any matters to be considered at the Annual Meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

At the meeting, four (4) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

The Proxies appointed in the accompanying proxy card intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the four persons named below, all of whom have consented to serve the Company in such capacity if elected. However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified on the proxy card, proxies will be voted in favor of the persons who have been nominated by the Board of Directors.

The nominees for Directors, together with certain information with respect to each of them, are as follows:

Name & Address	Age	Position	Date First Elected As Director
Terrence J. Dunne (1) 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	64	Chairman of the Board, President and Chief Executive Officer	12/1/2005
Matthew J. Colbert 724 E. Metler Lane, Spokane, WA 99218	45	Chief Financial Officer, Secretary / Treasurer and Director	4/22/2011
Robert W. O’Brien (1) 1511 S. Riegel Ct., Spokane, WA 99212	78	Director	7/2/2004
Daniel R. McKinney Sr. 607 S. Government Way, Spokane, WA 99224	63	Director	4/28/2008

(1) Member of the Audit Committee

Board Recommendation

Your Board of Directors recommends a vote “FOR” each nominee to the Board of Directors.

BOARD OF DIRECTORS OF THE COMPANY

Directors are elected by shareholders at each annual shareholders meeting to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The following individuals are currently serving as members of the Board of Directors of the Company:

Terrence J. Dunne was appointed President of the Company on December 16, 2009. More recently, Mr. Dunne was appointed as Chief Executive Officer of the Company. Mr. Dunne has served as a director of the Company since 2005 and up until December 16, 2009 he had also served as the Company’s Secretary/Treasurer. For more than the past ten years Mr. Dunne has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses. Mr. Dunne is a business consultant, primarily focused on business acquisitions and corporate reorganizations. Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970. He received his Masters Degree in Business Administration in 1975 from Gonzaga University. In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984.  Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations. Mr. Dunne is currently serving as a director Cardinal Energy Group which trades on the OTCBB.  Mr. Dunne also serves as a director of a privately held company called Blue Arch Resources. Mr. Dunne is a member of the Audit Committee

The Board has concluded that Terrence Dunne should serve as a Director of the Company, in light of the company’s current business and structure, because of his experience, skills and educational attributes qualify him as an excellent candidate to provide advice and guidance as a member of the company's board of directors.

Matthew J. Colbert has served as the Chief Financial Officer of the Company since December 2007. Mr. Colbert was appointed as Secretary/Treasurer of the Company on December 16, 2009 and on April 22, 2011 he was appointed as a director of the Company. Mr. Colbert has over fourteen years of experience in public and corporate accounting. He has a Bachelor of Science degree in Accounting from the University of Idaho and is licensed as a Certified Public Accountant in the State of Washington. Before being appointed CFO, Mr. Colbert had been the Controller of the Company since August 2007. Mr. Colbert currently serves as the CFO of Josephine Mining Corp., a TSX.V listed mining company. Mr. Colbert also served as CFO and President of Lifestream Technologies, Inc., a publicly traded company. Mr. Colbert also served on Lifestream’s Board of Directors. Earlier in his career, Mr. Colbert served as a Business Assurance Associate in the audit department of PricewaterhouseCoopers, LLP, an international accounting and consulting firm.

The Board has concluded that Matthew Colbert should serve as a Director of the Company, in light of the company’s current business and structure, because of his experience managing the Company's financial projects and his technical background as a certified public accountant.

Robert O’Brien has served as a director of the Company since 2004. Mr. O’Brien has over 45 years experience with private and publicly held companies. He has served as an Owner, CEO, Officer, Director, and Accredited Investor in various categories including: Direct Management, Public and Investor Relations, Corporate Relations and Reverse Mergers and Acquisitions. Since July 1996, Mr. O'Brien has owned and operated Spokane Quotation Bureau, LLC, a company that tracks and publishes stock quotations for selected over-the-counter stock trades. Mr. O’Brien graduated from Gonzaga University with a BA degree in Economics. Mr. O’Brien is a member of the Audit Committee.

The Board has concluded that Robert O’Brien should serve as a Director of the Company, in light of the company’s current business and structure, because of his successful business ventures in the private sector since 1958 and his 20 years of experience as a Director on several public companies and his experience in mergers and acquisition of public companies.

Daniel R. McKinney, Sr. joined Gold Crest Mines, Inc. as a Director in April of 2008. Mr. McKinney has been a real estate broker for approximately 30 years. He is a principal and developer of commercial and residential real estate projects in Washington, Idaho and Arizona. Since 1989 he has owned and operated a disability management consulting firm and has worked as a senior consultant specializing in negotiated settlements and forensic testimony on disability related court cases. He received a Bachelor of Arts degree in Psychology from Eastern Washington University in 1973 and a Master of Education Degree from Whitworth University in 1977. Mr. McKinney is a past director and officer of Silver Crest Resources, Inc. and a past director and officer of Hanover Gold/Rock Energy Resources.

The Board has concluded that Daniel McKinney, Sr. should serve as a Director of the Company, in light of the company’s current business and structure, because of his experience as a successful business owner for approximately 24 years and his approximately 12 years of experience working with natural resource company mergers and acquisitions as an investor, director and officer.

PROPOSAL 2. TO APPROVE THE SALE OF UP TO 100% OF THE SHARES OF THE COMPANY’S WHOLLY OWNED SUBSIDIARY KISA GOLD MINING INC. TO AFRANEX GOLD LIMITED

On February 26, 2013 the Company executed a Term Sheet with Afranex Gold Limited (“Afranex”), a company related to the Company’s joint venture partner North Fork Resources Pty Ltd.  The term sheet was amended on March 26, 2013 and June 5, 2013.  The June 5, 2013 amendment was attached as an Exhibit to our 10-Q for the period ending June 30, 2013. Afranex proposed to purchase our wholly owned subsidiary, Kisa Gold Mining, Inc. (“Kisa”) in one of two proposed options.  Afranex is an Australian corporation with principal executive offices located at Suite 8, 7 The Esplanade, Mount Pleasant W. Australia.  The Kisa common shares represent 100% ownership of the capital stock of Kisa.

Sale of up to 100% of our Kisa Gold Mining, Inc. Shares to Afranex Gold Limited

At the Annual Meeting, Shareholders will be asked to consider and to vote on the approval of the sale of up to 100% of the shares of Kisa Gold Mining, Inc., to Afranex Gold Limited.

If we sell 100% of our ownership interest in Kisa Gold Mining, Inc. to Afranex, Afranex would pay Gold Crest 12,500,000 shares of Afranex stock valued at AUD$0.20 per share and grant Gold Crest an Afranex ordinary share 4-year option to purchase 3,125,000 shares exercisable at AUD$0.25 per share.

Alternatively, if we sell Afranex 80% of the Kisa shares to Afranex, Afranex would pay Gold Crest 10,000,000 ordinary shares of Afranex stock valued at AUD$0.20 per share and grant Afranex an option to purchase the remaining 20% of the

Kisa shares in consideration for Afranex ordinary shares valued at $500,000, on or before June 30, 2015.  Gold Crest would be granted a 4-year option to purchase 2,500,000 ordinary Afranex shares at a price of AUD$0.25 per share.

Description of Kisa Assets

ALASKA PROPERTIES

GOLD CREST MINES, INC. ALASKA PROPERTY LOCATIONS

162
161
160
159
158
157
156
155
63
62
61
60
59
DONLIN CREEK DEPOSIT
BUCKSTOCK PROJECT BLOCK
SOUTHWEST KUSKOKWIM PROJECT
McGrath
Flat
Iditarod - Nixon Fk. Fault
Sleetmute
Denai - Farewell Fault
Kalskag
Bethel
Osviak Thrust Fault
Bristol Bay
INDEX MAP
N
EXPLANATION
Middle Tertiary and younger units
Volcanic-plutonic complexes (LK-eT)
Volcanic fields (LK-eT)
Pre and synaccretionary intrusions
Kuskokwim Group overlap assemblage (Mr)
Yukon - Koyukuk flysch basin (Mz)
Continental margin terranes (PzMz)
Oceanic crust and subduction zone terranes (PzMz)
Continental affinity
Arc and related flyschoid terranes
High angle fault
Thrust fault, teeth on upper plate
0
50
100
km

REGIONAL GEOLOGY OF SOUTHWESTERN ALASKA

Modified from M.L. Miller and T.K. Bundtzen

SOUTHWEST KUSKOKWIM PROJECT

Summary

The Company’s wholly owned subsidiary Kisa, after the staking of two new claims, controls or has interests in four consolidated claim blocks consisting of 230 State of Alaska mining claims covering 35,240 acres which comprise the Company’s Southwest Kuskokwim Project. The claims consist of exploration properties in southwest Alaska approximately 90 miles east of the village of Bethel in the consolidated claim groups known as the AKO, Luna, Kisa and Gold Lake within the Kuskokwim Mineral Belt. Our claim groups of Gold Creek, Little Swift and GO were consolidated into the AKO claim group after the GO claims connected the claim groups.  The two Gosson Valley claim groups were dropped in 2012. Previous workers located and prospected several significant precious metal showings in this remote, highly prospective portion of the Kuskokwim Mineral Belt nearly 20 years ago. The showings show many similarities in mineralization style, alteration and general geologic characteristics to Nova Gold Resources and Barrick’s Donlin Creek project and other major Kuskokwim Mineral Belt gold deposits.

Location and Access

The Southwest Kuskokwim Project area is situated in a mountainous, high relief area located approximately 100 miles east of Bethel, Alaska and approximately 120 miles southwest of Donlin Creek and 40 miles west of the Shotgun Deposit. The project area lies along the boundary between the Bristol Bay, Kuskokwim and Bethel Recording Districts in southwest Alaska on State of Alaska lands. Bethel is the nearest community with full, year-round services. Commercial barge service from Anchorage is available from late May through early October at Bethel.

The effective work season in the project area is from July through September. The lakes in the immediate area typically remain frozen and snow covers ridges and upper slopes until late June or early July. Currently, personnel and equipment access to the area is limited to float planes capable of landing on lakes, via helicopter or via small fixed wing aircraft equipped with tundra tires.

The nearest areas to the prospects that are closed to mineral entry include Wood – Tikchik State Park located to the east of the Gold Lake and Kisa claim groups. Areas to the west and south are property of the Federal government and include the Yukon Flats National Wildlife and Togiak National Wildlife Refuges respectively. There currently are no unusual social, political or environmental encumbrances to exploration, development or production on the prospects. There are currently no roads or power available to the properties. Should attempts to develop one or more of the prospects occur, there is no guarantee that controversy will not arise as a result of any proposed development.

Geologic Setting and Deposit Types

The properties are situated in the Kuskokwim Mineral Belt in the southern portion of the Aniak-Tuluksak and southeastern portion of the Bethel Mining Districts. Historically the Kuskokwim Mineral Belt has been a major placer and lode gold producer as well as the major source of mercury in Alaska since the turn of the twentieth century. Recent regional- to deposit-scale investigations by industry, academic institutions and government workers have helped better define the mineral deposit types and geologic controls in the Mineral Belt. This work has been spurred on by the discovery of major gold deposits throughout the northern and central portion of the belt, including the largest known deposit in the belt, the Donlin Creek deposit located approximately 120 miles to the northeast.

Rock sequences exposed in the Kuskokwim region consist of fault-bounded blocks consisting of Jurassic- to Tertiary-age assemblages of sedimentary, volcanic and intrusive rocks. These rocks were subsequently deformed, weakly metamorphosed and intruded by middle Cretaceous to Tertiary plutons, and associated dikes and sills, often in swarms along structural corridors. Glacial and modern flood plain deposits typically fill the broad glacially-carved valleys.

Previous Work by the Company

The Company’s past exploration efforts on the project include:

•

Completion of 2,100 square miles of high resolution airborne geophysical surveys over the project area and south of the Donlin Creek gold deposit in 2006 and 2007;

•

Completion of 17-line miles of induced polarization/resistivity surveys, 120-line miles of ground magnetics, collection of over 300 stream sediments and 250 rock samples and three soil grids on anomalies in the seven claim block area in 2006 and 2007;

•

Completion of over 3,100 feet of drilling at the Kisa Breccia target in the Kisa claim group with encouraging results in 2007;

•

Acquisition of two historic district-scale industry reconnaissance data sets and development of a proprietary steam sediment database that includes over 3,000 conventional silt and pan concentrate stream sediment samples. These samples define district-scale anomalies along distinct trends identified by the airborne geophysics and cover an area beginning at Kisa and extending 100 miles to northeast to the southern reaches of the Donlin Creek deposit;

•

Entry into a Joint Venture with Newmont Mining Corporation on the AKO and Luna prospects on May 8, 2008 which later terminated on December 12, 2008. While they were the Company’s Joint Venture partner they completed systematic rock and soil sampling on the Luna and AKO claim groups.

•

Entry into a Joint Venture with Cougar Gold LLC, who later transferred their interest to TintinaGold Resources Inc. (TintinaGold) who was the operator of the Golden Lynx, LLC on the Kisa, Gold Lake, Little Swift, Gossan Valley and Gold Creek prospects. The work performed by Cougar Gold while they were the Company’s Joint Venture partner included the completion of over 3,200 feet of drilling on the Gossan Ridge prospect, Gold Lake claim group with encouraging results, the completion of a soil grid on the Gold Lake and Kisa prospects extending areas of anomalous gold mineralization and the staking of additional mining claims over the Kisa, Gold Lake, Gold Creek, Gossan Valley and Little Swift prospect areas.

•

On March 28, 2011 the Company executed a Master Earn-In agreement with North Fork to explore for gold deposits on Kisa’s claim blocks. Work completed by North Fork over the 2010, 2011 and 2012 seasons comprised the following;

o

Rock chip and soil sampling, as well as mapping at Luna

o

Rock chip and stream sediment sampling at AKO

o

Re-assay of drill core from Kisa

o

Pegging of joiner claims at AKO, to combine the AKO, Little Swift and Gold Creek claims

o

Rock chip, soil and stream sediment sampling at Chilly

o

Rock chip sampling at Gossan Valley

o

Work on compiling data for a National Instrument 43-101.

•

The following is work that is proposed by North Fork for the 2013 exploration season;

o

Complete detailed geophysical surveys at Luna and Chilly

o

Grid soil geochemistry at Luna

o

Diamond drilling under high grade mineralization at Luna and also testing the parallel structures

o

Mapping and prospecting on claim blocks such as Kisa, Gold Lake and AKO

Southwest Kuskokwim Project Descriptions

All the claims held under the Southwest Kuskokwim Project area are currently part of a Master Earn-in Agreement with North Fork. The agreement was finalized and executed on March 28, 2011.

AKO Prospect

The AKO claim group is located in the southwestern Kuskokwim mountains approximately 9 miles southwest of the Kisa Prospect. The Company controls approximately 11,680 acres on 73 state mining claims. In 2011, two joiner claims were staked to combine the Little Swift and Gold Creek Prospects into the AKO claim to form one larger contiguous claim group. The AKO prospects were first discovered 20 years ago during a regional reconnaissance program. Follow-up included limited rock-chip sampling and field examination of several linear to ovoid iron-oxide stained ridgeline and valley-wall color anomalies within and along the faulted, western margin of the Crooked Mountain Pluton. These color anomalies are found at the headwaters of streams with strong gold and multi-element anomalies in stream sediments and pan concentrates and they are aligned along a pronounced, linear topographic feature that stretches for several miles. These prospects have never been drilled.

The Company’s exploration in the area includes compilation of historic data, completion of fixed-wing aeromagnetic and electromagnetic surveys, aerial reconnaissance mapping, stream sediment sampling and preliminary prospecting on several of the color anomalies identified to date. Stream-sediment samples from below the area of the known color anomalies and gold showings contain highly anomalous gold, arsenic, antimony, molybdenum and bismuth. Pan concentrates from streams draining these areas also contain visible gold. Follow-up work in 2007 has identified a number of targets on the property for further follow-up and possibly drill testing.

On May 8, 2008, the Company signed three separate joint venture agreements with Newmont North America Exploration Limited, a subsidiary of Newmont Mining Corporation (”Newmont”). During the joint venture Newmont completed a systematic reconnaissance type soil and rock chip sampling program over the AKO claim group which resulted in the delineation of two contiguous large gold anomalies on the claim group, The largest anomaly is centered over a distinctive aeromagnetic anomaly thought to represent a separate intrusive phase of the Crooked Mountain Pluton, consists of soils and rocks containing gold values greater than 0.02 ppm. This anomaly is over 13,500 feet long and 2,400 feet wide and is associated with multiple sets of sheeted quartz-sulfide vein systems. A similar and contiguous anomaly is situated adjacent to the main anomaly and has a slightly different trend and consists of soils and rock samples defining an anomalous area over 20,000 feet long and 2,700 feet wide. Neither of these anomalies has been drill tested. However on December 12, 2008, the Company received from Newmont a letter that notified of its intent to terminate the three venture agreements effective immediately.

In 2010, work performed by our current joint venture partner, North Fork consisted of re-sampling of the main soil and rock chip anomalies as confirmation of previous work. In addition, two joiner claims were pegged to connect AKO with the adjacent Little Swift and Gold Creek claim blocks. In the future, assessment work will be combined for the larger AKO claim block. During 2011, North Fork revisited the area with an independent geo and re-sampled some of the higher grade rock chips from the previous year.  All work performed in 2012 was focused on compiling data for a National Instrument 43-101.

The Little Swift claims consisting of 2,240 acres of the AKO group and were staked to prospect a distinctively linear, contact zone between the Crooked Mountain quartz monzonite pluton and the cupola of hornfelsed sedimentary rocks. The prospect sites are staked over six large linear to ovoid iron-oxide stained ridgeline and valley wall color anomalies along the contact zone. Previous workers collected highly anomalous stream silt samples from below the area of the color anomalies.

The Gold Creek claims consisting of 1,920 acres of the AKO group were staked to prospect several iron-oxide stained color anomalies developed within the cupola of hornfelsed sedimentary rocks associated with the eastern margin of Crooked Mountain quartz monzonite pluton. The prospect sites are staked over four large ovoid-valley wall color anomalies that appear to be stratiform in character. Previous workers collected highly anomalous stream-sediment samples from below the area of the color anomalies. In 2008, Cougar Gold LLC, an affiliate of Electrum USA Ltd., operator of the Golden Lynx LLC at the time, completed sampling and mapping of the Gold Creek prospects. Mapping located a series of large quartz monzonite to diorite dikes in the headwaters of the streams reporting anomalous gold and pathfinder elements. Large color anomalies noted previously were examined and found to be associated with extensive fracture controlled sulfide development. The most intense sulfide development and fracturing were found to be stratigraphically controlled and associated with distinctive chert and black siltite sections. Weak gold and pathfinder anomalies are associated with these fracture zones. Much of the prospect area is covered with glacial alluvium and talus potentially masking potential mineralized areas within the claim group.

Luna Prospect

The Luna claim group is located in the southern Kuskokwim mountains of southwestern Alaska approximately 100 miles to the southeast of Bethel and 6 miles west of the Kisa prospect. The project area is accessed by helicopter or by small aircraft capable of landing on a tundra dirt strip. The Company staked the property in mid-2007, which consists of 50 state mining claims covering approximately 8,000 acres.

The Luna prospect was discovered during follow-up of an airborne geophysical anomaly identified from proprietary surveys completed in the fall of 2006 and spring of 2007. A regional-scale structural zone was interpreted from the airborne geophysical data. Follow-up exploration involving IP, resistivity and ground magnetic surveys, systematic stream-sediment and rock-chip sampling and geologic mapping led to the discovery.

Follow-up exploration involving IP, resistivity and ground magnetic surveys, systematic stream-sediment and rock-chip sampling and geologic mapping led to the discovery. Over 16 line-miles of IP-resistivity and 40 line-miles of ground magnetics were completed in 2007. The geophysical surveys define a 4.8 miles long by 1.4 miles wide IP and resistivity anomaly coinciding with a ground and aerial magnetic anomaly. Several conductors identified from the airborne electromagnetic surveys correspond with zones of semi-massive sulfide replacement mineralization located on the ground.

A total of 41 stream-sediment samples collected from streams draining the prospect area outline a distinct 10 square mile gold, arsenic, and antimony anomaly. A total of 40 of 72 rock chip samples collected from the prospect area contain anomalous gold. Gold is associated with anomalous arsenic, antimony, bismuth, molybdenum, silver, copper, lead and zinc.

Mineralization is hosted in calcareous siltstones, cherts and tuffaceous sedimentary rocks as well as in porphyritic intrusive rocks. Gold has been found in a broad area that exhibits pervasive fracturing and clay alteration. The prospective area contains ubiquitous disseminated, vein and stockwork sulfide accumulations. Intrusive rocks occur as dikes, sills and small stocks and compositionally include diorites and granodiorites as well as rhyolites. Several zones of stratiform sulfide replacement mineralization with cherty silica alteration containing up to 70% sulfides, primarily fine-grained pyrite, arsenopyrite and stibnite and to a lesser extent chalcopyrite and sphalerite have been located within the claim group.

The presence of widespread base and precious metals anomalies in stream sediments and rocks along this newly located structural zone and the association of these anomalies with intrusive rocks and reactive sedimentary rocks opens up a wide range of opportunities for future discoveries.

On May 8, 2008, the Company signed three separate joint venture agreements with Newmont North America Exploration

Limited, a subsidiary of Newmont Mining Corporation (”Newmont”). During the joint venture Newmont conducted rock sampling and mapping on the project in 2008 and confirmed previous sampling results produced by the Company. However on December 12, 2008, the Company received from Newmont a letter that notified of its intent to terminate the three venture agreements effective immediately.

In 2010, work performed by our current joint venture partner, North Fork consisted of rock chip sampling and prospecting. The project area is predominantly covered by a blanket of till, meaning outcrop is limited to where streams incise into the till layer and expose the underlying bedrock. During 2011, North Fork continued with rock chip sampling and prospecting, as well as completed a number of soil sampling traverses in an attempt to define drill targets for testing during 2012. Work performed in 2012 was focused mainly on compiling data for a National Instrument 43-101 and permitting for exploration drilling programs.

Kisa Prospect

The Kisa claim group is made up of 38 state mining claims covering approximately 5,840 acres. The mining claims encompass a narrow, linear, northeast trending ridge held up with hornfelsed Jurassic- to Cretaceous-age sedimentary rocks intruded by rhyolite to gabbroic dikes and sills. Several northwest-trending spurs off the main ridge appear to be related to crosscutting dikes of a different age and composition. Geochemical analyses suggest associations similar to those known from other gold deposits within the Kuskokwim Mineral Belt including the producing Fort Knox Mine and advanced exploration projects at Donlin Creek to the north and Shotgun Hills to the east.

During 2007, the Company completed over 3,100 feet of core drilling with encouraging results on one of the main targets of the Kisa claim group, known as the Kisa Breccia Target .. A poorly exposed, extensively silica-carbonate-sulfide altered breccia body is located along a ridge crest and steep, north-facing valley walls. The breccia is composed of a mixture of altered sedimentary and igneous clasts, many of which exhibit multiple generations of veining and brecciation. The breccia body is exposed over an area approximately 1000 feet wide x 1600 feet long and roughly 800 feet high. Systematic rock chip samples from outcropping exposures of this breccia average 1.25 parts per million (0.036 troy ounces per short ton) gold. The Company completed six core holes into the target during the 2007 drilling campaign. All six holes cut broad zones of intensely altered igneous breccia containing low grade gold mineralization including narrower higher grade intervals. Hole K07-04 cut 678 feet averaging 0.3 parts per million gold; hole K07-05 cut 378 feet averaging 0.7 parts per million (0.02 ounces per ton) gold, including an intercept of 144 feet averaging 1.3 parts per million (0.038 ounces per ton) and hole K07-06 cut 485 feet averaging 0.4 parts per million (0.012 ounces per ton) gold.

The Golden Dike Target includes the rocks exposed on and under a prominent northeast trending ridgeline running through the center of the Kisa claim group. The ridge contains numerous silica-carbonate-sulfide altered felsic rhyolite dikes and sills exposed over an area 900 feet wide x 9800 feet long with at least 650 feet of exposed vertical extent. Float mapping, aerial photographic linears, airborne geophysical data and soil sampling suggest the dike swarm may extend in both directions under talus covered slopes and into the adjacent valleys. Sedimentary rocks are heavily iron oxide stained and fractured in the hornfelsed zones adjacent to and along the dike and sill margins and contain various oxidation products after sulfides. The dikes are often bleached, silicified and typically contain disseminated to stockwork sulfide veining. The large spatial extent and intense alteration of this dike swarm and the heavily iron-stained host rocks suggest the presence of a mineralized system at the surface and underlying the ridge. The length-weighted average grade sampled from the dike swarm averaged greater than 0.1 parts per million of gold. Similar dikes swarms and alteration zones are associated with the mineralized zones in the Donlin Creek deposit.

Work in 2007 included detailed rock chip and soil sampling, ground and airborne geophysics and geologic mapping. This work has now expanded the target area to a zone approximately 850 feet to 1,500 feet wide x 15,000 feet long with at least 525 feet and locally up to 1,150 feet of exposed vertical extent. Additional soil and rock chip sampling and geologic mapping were completed during the 2008 field season and expanded the areas of known gold mineralization considerably.

The Pirate’s Pick Target is located in the northern portion of the Kisa claim group and consists of a large northwest-trending quartz-carbonate-sulfide veined fault zone. The intensely stockwork-veined fault is intermittently exposed over the crest and flanks of a small ridge in an area roughly 650 feet wide by 1150 feet long with several hundreds of feet of exposed vertical extent. The fault occurs along the northern end of the ridge hosting the dike-sill complex and field evidence suggests the fault may offset and displace the dike swarm. The length-weighted average grade of 18 rock chip samples collected from this zone is 1.95 parts per million (0.057 ounces per ton) gold.

Additional targets occur along the projections of the dike swarm and fault systems into the adjacent talus covered slopes and glacial drift filled valleys, but will require additional work prior to definition of drill targets. Several small rubble crop and/or outcrop showings along the valley edge to the northwest of the main ridge contain anomalous pathfinder element suites and gold values. These showings correspond with a marked airborne magnetic geophysical anomaly identical to that over the main ridge to the southeast and make an intriguing target.

In 2010, work performed by our current joint venture partner, North Fork consisted of re-sampling of the drill core from the previous holes, in storage in Bethel, Alaska. A total of 26 samples were selected from intervals where anomalous Au had been reported. All work performed in 2012 related to compiling data for a National Instrument 43-101.

Gold Lake Prospect

The Gold Lake claim group is made up of 69 state mining claims covering approximately 9,720 acres approximately 8 miles west of the Kisa Prospect. The claims cover a broad, bright red, iron oxide stained, northwest trending ridge several miles long and nearly a mile wide adjacent to Gold Lake. The claim group contains at least two generations of crosscutting igneous dikes and sills similar to the Kisa showing and drill targets have been defined at several prospects within the claim package.

The Gossan Ridge Target consists of a series of banded quartz-sulfide veins associated with a dike-sill swarm that runs along the crest and flanks of rust-colored ridgeline exhibiting heavily iron oxide-staining reflecting weathering and oxidation of widespread disseminated sulfides in the rocks exposed along the ridge. The vein system has an exposed strike length of over 1600 feet and exposed widths up to 150 feet and the alteration zone and lower grade old mineralization is up to 350 feet wide and 4900 feet long with up to 650 feet of exposed vertical extent. Samples from the vein system consistently carry highly anomalous gold and pathfinder elements. The vein system appears to be associated with a series of porphyritic dikes that have produced pervasive and intense hydrothermal alteration of the host sedimentary rocks. The dikes and sills typically contain lower grade gold mineralization, but their widespread presence and intense alteration associated with the igneous rocks throughout the complex suggest the presence of a larger, potentially mineralized igneous body at depth.

During 2007, additional rock and soil sampling was completed and the previously outlined soil anomaly was extended to more than 1 kilometer along strike. Over 51 line-miles of ground magnetics were completed and located a distinctive circular magnetic anomaly adjacent to, and overlapping with the main soil and rock chip anomaly. The magnetic feature extends beneath a glacial drift-filled valley and underlies another prominent alteration zone on the adjacent ridge slopes. Prospecting this feature in 2007 confirmed the presence of quartz-arsenopyrite-stibnite veins and fracture-controlled sulfides potentially indicative of cupola-related mineralization above a buried intrusion. A single 3-mile long, induced polarization and resistivity survey line was run adjacent to the main showing and generated a good IP response over the circular ground magnetics feature. A large area of anomalous gold and intense alteration and the numerous dikes suggests the Gold Lake prospect may overlie a larger potentially mineralized intrusive hosted system at depth.

During 2008, four drill holes were completed totaling 3,227.5 feet and cut thick intervals of moderately to strongly altered and weakly gold mineralized sediments and intrusives. All the holes bottomed in hornfels indicating proximity to a larger intrusive body at depth which is still untested by drilling. Geologic mapping and soil and rock sampling were completed along favorable trends. Detailed sampling and structural analysis indicates the main mineralized zone, exposed on steep nearly inaccessible cliffs, was not completely tested by the 2008 drilling, in part due to difficulties in establishing a stable drill platform on the steep slopes. Detailed continuous rock chip sampling across the mineralized zone exposed on the cliffs outlined a zone approximately 30 meters true thickness averaging 1 part per million (0.029 ounces per ton)

The Golden Alder Target consists of a linear fault zone exposed along the bottom and valley walls of a small drainage over a strike length of approximately 600 meters. Soils collected over covered areas on the valley walls and adjacent uplands suggests the zone may be as wide as 200 meters. A pronounced circular airborne geophysical anomaly underlies a portion of the fault system and its projection into an alluvium covered area and may represent a leakage halo emanating from a potentially mineralized intrusion at depth over 1.5 parts per million (0.044 ounces per ton) gold. During 2008, additional soil and rock sampling surveys were completed with encouraging results. All work performed in 2012 related to compiling data for a National Instrument 43-101.

BUCKSTOCK PROJECT

All the claims held under the Buckstock Project area are currently part of a Master Earn-in Agreement with North Fork. The agreement was finalized and executed on March 28, 2011.

Summary

In southwest Alaska, the Company’s wholly owned subsidiary Kisa controls another claim block known as the Company’s Buckstock Project. The claims are called the Chilly group and consist of 44 State of Alaska mining claims covering approximately 7,040 acres. The claims are situated approximately 50 miles southwest of Donlin Creek and 45 miles northeast of Kisa’s Southwest Kuskokwim Project area. Kisa initiated an active and aggressive exploration program in the region as part of a regional program approach expanding on the Company’s results in the Project area. These prospects have been identified through multiple sources including a review and compilation of data from published federal, state and academic manuscripts, published and unpublished geochemical data and corporate proprietary data sets.

Over 1,600 stream sediment, heavy mineral concentrate and rock samples cover the area and the claim groups are staked in areas determined to be prospective as potential source areas for the placer occurrences identified from the company’s proprietary geochemical database. Each of these prospects falls within much larger, poorly defined regional-scale geochemical anomalies that represent district-scale exploration plays.

The project area is underlain by sedimentary and volcanic rocks of the Triassic and Cretaceous Gemuk Group; sedimentary rocks of the Cretaceous Kuskokwim Group; and Late Cretaceous and early Tertiary mafic to felsic volcanic rocks, small granitic intrusions, and granite porphyry dikes and sills. Locally there are small accumulations of Quaternary age olivine basalt. The project area lies within a structurally complex flexure zone within a series of crustal-scale wrench faults.

Deformation associated with these faults and splays appears to be at least locally important in the location of both igneous rocks and mineralized showings. Both high level epithermal and deeper-level shallow intrusive and subvolcanic alteration and mineralization systems are present in the project. Initial field follow-up in late 2007 was encouraging with gold showings identified in bedrock on several claim groups.

Chilly Prospect

This prospect consists of a semicircular, 25-square mile multi-element stream geochemical anomaly draining a large Late Cretaceous to Early Tertiary, zoned, quartz monzonitic intrusive complex. Highly anomalous arsenic in stream silts outlines this intrusive complex at the regional scale. Placer gold has been found around the flanks of the complex coincident with highly anomalous stream silts containing pathfinder elements. Seven rock chip samples collected from outcrops in the headwaters of the anomalous streams contain anomalous gold.

On May 8, 2008, the Company signed three separate joint venture agreements with Newmont North America Exploration Limited, a subsidiary of Newmont Mining Corporation (”Newmont”). During the joint venture Newmont completed a systematic rock and soil sampling program on the claims in the summer of 2008 and delineated a large gold in soils anomaly on the claim group. However on December 12, 2008, the Company received from Newmont a letter that notified of its intent to terminate the three venture agreements effective immediately.

In 2010, work performed by our current joint venture partner, North Fork consisted of re-sampling of the main soil anomaly and also completed stream sediment sampling surrounding the claim block. During 2011, North Fork planned to complete a detailed helimag survey over the claim block, but this was postponed after several attempts to complete the survey were curtailed by bad weather. Work performed in 2012 was focused mainly on compiling data for a National Instrument 43-101 and preliminary data processing of control tie-lines for the helimag survey.

Kisa’s only assets include the  Southwest Kuskokwim Project and the Buckstock Project areas which consist of leased exploration properties in southwest Alaska comprised of 42,280 acres of State of Alaska-owned lands.

Discussion

Business Conducted by Gold Crest

Gold Crest, through its wholly owned subsidiary Kisa, has been conducting exploration activities on its Kuskokwim and Buckstock Project areas since 2006. During the first couple of years, Gold Crest spent over $4,000,000 advancing the projects along with our other Alaska properties that were later dropped due to lack of interest in the claims.  During the last five years Gold Crest has gone through two major earn-in partners on its Alaska properties and are currently on their third earn-in agreement with North Fork Resources Pty Ltd (“North Fork”), a company related to Afranex Gold Limited in that they are managed by key executives and directors of each company.  The prior two earn-in partners both opted out of the earn-in agreements after spending years of their own exploration money and keeping our claims in good standing on our behalf.

When the opportunity to sell our properties to a third party came along, we felt we would be in a much better position to accept the consideration of $100,000 and to have up to a 20% equity position in a new exploration gold mining company than to depend upon a master earn-in agreement that could be terminated unilaterally at any time.

Business Conducted by Afranex Gold, Ltd.

Afranex, is an Australian unlisted public company incorporated on February 28, 2011 for the purpose of acquiring and exploring a suite of mining projects in the southwest Alaska considered prospective for intrusive related gold mineralization.  On March 27, 2013, Afranex entered into a conditional merger agreement with Phillips River Mining

Limited, an Australian public company listed on the Australian Securities Exchange under the trading symbol "PRH".  Phillips is a gold and base metals exploration company.  In connection with the conditional merger agreement, Afranex has entered into conditional agreements (Project Agreements) with a number of vendors (Project Vendors) to acquire a strategic portfolio of highly prospective gold exploration projects within the world-class Tintina Gold Belt, in southwest Alaska, USA (the Projects).

Under the Project Agreements, Afranex has conditionally agreed to acquire the Projects via the acquisition of:

80% (and potentially up to 100%) of Kisa Gold Mining, Inc (an Alaskan company) (Kisa Gold), from Gold Crest Mines Inc. (a Nevada company) (Gold Crest). Kisa Gold holds the Luna, AKO, Kisa, Gold Lake and Chilly prospects located in the Tintina Gold Belt in South West Alaska, which are prospective for gold mineralisation;

100% of North Fork Resources Pty Ltd (ACN 141 236 339) (North Fork) from the North Fork Shareholders. North Fork owns North Fork LLC (an Alaskan company), which has an earn-in right to 90% of the prospects owned by Kisa Gold and holds the Quicksilver North prospect in the Tintina Gold Belt;

100% of Black Peak LLC (an Alaskan company) (Black Peak) from Renaissance Alaska Pty Ltd (ACN 143 800 195) (Renaissance). Black Peak holds the Quicksilver prospect in the Tintina Gold Belt; and a 10% beneficial interest in the Quicksilver prospect (Kelly Interest) held by Allan Kelly as trustee for the Allan Kelly Family Trust (Kelly).

The Company has agreed with Afranex to issue a total of up to 29,250,000 Shares and 7,315,000 Options to the Project Vendors to complete the Project Agreements and the acquisition of the Projects.

Subject to the conditions to the Merger Implementation Agreement being satisfied or waived, the Company will acquire Afranex, and Afranex will acquire the Projects, at the same time as the Phillips River Mining, Ltd. (PRH)  completes the Offer under an Australian Prospectus.

Summary of the Afranex Terms Sheet

The following is a Summary Terms Sheet presented in bullet point format to address the most material terms of the proposed transaction which incorporates the original Binding Terms Sheet signed on February 26, 2013 and the two Term Sheet variations dated March 26, 2013 and June 5, 2013:

•

The acquisition of Kisa is subject to Afranex successfully completing an Initial Public Offering (IPO) which results in the Australian Stock Exchange (ASX) granting Afranex an official stock quotation on terms acceptable to Afranex and Afranex raises the minimum subscription under a Prospectus; or Afranex is acquired in a merger transaction by PRH, where PRH successfully completes an Initial Public Offering (IPO) and raises the minimum subscription under its Prospectus.  Presently, it appears that the Afranex/PRH merger transaction is the most probable method by which Gold Crest may sell its interest in Kisa.

•

In either case, Afranex or its merger partner/parent, upon receipt of sufficient capital raised in Australia, proposes to acquire either 80% or 100% of Kisa.

•

If Afranex/merger partner acquires 80% of our Kisa stock, Gold Crest Mines the following terms apply:

?

$100,000 (less advances);

?

Deliver 10,000,000 ordinary shares of Afranex/merger partner to Gold Crest valued at $0.20 per share (AUS$);

?

Grant Gold Crest a 4-year option to purchase 2,500,000 Afranex/merger partner shares at $0.25 (AUD$) per share;

?

Grant Afranex an option to purchase the remaining 20% interest in Kisa for $500,000 (AUD$) until June 15, 2015;

?

Afranex and Gold Crest will form a Joint Venture explore the Kisa properties and, if warranted, commence mining activities to extract minerals.

?

If Afranex/merger partner acquires 100% of our Kisa stock, Gold Crest Mines the following terms apply:

?

$100,000 (less advances);

?

Deliver Gold Crest 12,500,000 ordinary shares of Afranex/merger partner to Gold Crest valued at $0.20 per share (AUD$);

?

Grant Gold Crest a 4-year option to purchase 3,125,000 Afranex/merger partner shares at $0.25 per share (AUD$);

?

All current Kisa Gold officers and directors will resign naming Afranex's nominees as successors.

The following is a breakdown of the main details of the Terms Sheet, which incorporates the final amendments to the terms sheet:

1.

Consideration:

a.

Afranex agrees to pay Gold Crest the sum of $100,000 (of which $25,000 was advanced to Gold Crest from Afranex as of December 31, 2012 and a total of $65,000 as of the date of this filing), and

If we sell 80% of our ownership interest in Kisa Gold Mining, Inc. to Afranex, Afranex would pay Gold Crest 10,000,000 fully paid ordinary shares in the capital of Afranex at an issue price of AUD$0.20 per share, or that number of shares depending on the way Afanex decides to become an ASX-listed company (Consideration Shares) and grant Gold Crest 2,500,000 unlisted options to be issued fully paid, ordinary shares in Afanex, exercisable at AUD$0.25 per option and expiring four years from the date of grant.  The 10,000,000 shares would represent 17.64% of the ordinary shares Afranex/PRH combined companies.

c.

If we sell 100% of our ownership interest in Kisa Gold Mining, Inc. to Afranex, Afranex would pay Gold Crest 12,500,000 shares of Afranex stock valued at AUD$0.20 per share and grant Gold Crest an Afranex ordinary share 4-year option to purchase 3,125,000 shares exercisable at AUD$0.25 per share.  The 12,500,000 shares would represent 19.47% of the ordinary shares of the Afranex/PRH combined companies.

2.

Completion of the Acquisition is conditional on the satisfaction (or waiver by the parties) of the certain conditions precedent such as due diligence by Afranex on Kisa, the approval of the board of Afranex as well as the approval of the shareholders of Gold Crest among other conditions.  If these conditions are not satisfied or waived by January 31, 2014, this term sheet agreement will expire.

3.

Settlement of the Acquisition will occur on that date which is five business days of satisfaction (or waiver) of the conditions precedent.  At settlement Afranex will pay the consideration set forth above and Gold Crest will deliver the respective number of Kisa shares.  A joint venture will be created between Afranex and Gold Crest if the 80% purchase option is exercised.  .

4.

If Gold Crest sells 80% of Kisa to Afranex, Afranex may, by written notice to Gold Crest at any time up to June 30, 2015, elect to acquire all (and not part) of Gold Crest’s remaining fully paid, Kisa shares in return for the issue of AUD$500,000 worth of Afranex fully paid, ordinary shares if by IPO, or parent shares if Backdoor Listing (Option Shares).

5.

Notwithstanding the fact that this Terms Sheet is legally binding on the Parties, Afranex and Gold Crest agree to enter into a formal share sale and purchase agreement to more fully document the terms of the Acquisition (to be prepared by Afranex’s solicitors) which shall be on terms acceptable to Kisa and Afranex and which shall be consistent with the terms set out in this Terms Sheet.

Past Contacts, Transactions or Negotiations

North Fork, LLC, an Alaskan limited liability company, is a wholly owned subsidiary of North Fork Resources Pty, Ltd.  Allan Kelly is a director of both Afranex and North Fork.

On March 28, 2011 Kisa executed a Master Earn-In agreement (“the Agreement”) with North Fork LLC, (“North Fork”) an Alaska limited liability company.

This agreement calls for North Fork to explore for gold deposits on Kisa’s claim blocks in the Southwest Kuskokwim Project area and the Buckstock project area (“Projects”).

The following is a breakdown of the proposed earn-in terms:

1.

The initial interest at the time North Fork exercises its option to earn into the “Projects” will be as follows:

a.

Gold Crest Mines, Inc. – 100%

b.

North Fork – 0%

2.

North Fork can acquire a 51% interest in one or more “Projects” by making an aggregate of $3,000,000 of Exploration Expenditures on or for the benefit of the claims on or before October 31, 2013.

3.

If North Fork withdraws from the Joint Venture prior to earning a 51% interest in the “Projects”, it will have no further interest in the “Projects”.

4.

North Fork can earn an additional 24% interest in the “Projects”, taking its total interest to 75% by the expenditure of an additional $3,000,000 by October 31, 2016.

5.

North Fork can earn a total interest of 90% in any of the “Projects” claim blocks by the completion of a Bankable Feasibility Study.

6.

Gold Crest Mines, Inc. will retain a free carried 10% interest in the “Projects” up to a Decision to Mine at which point it can elect to contribute at 10% or dilute to a 2% Net Smelter Royalty.

7.

North Fork is obliged to keep the Projects in “good standing”.

8.

North Fork will be the sole manager of the “Projects” and will make all decisions in regards to the exploration programs.

Impact on the North Fork Option Master Earn-in Agreement.

Afranex Gold has informed Gold Crest that it has offered to acquire all of the equity interests of North Fork Resources Pty, Ltd. subject to the same conditions offered to Gold Crest and its proposed sale of Kisa.

On January 27, 2010, the Company, through its wholly owned subsidiary, Kisa signed an option agreement with North Fork Resources Pty Ltd (“North Fork”), a company related to Afranex Gold Limited in that they are managed by key executives and directors of each company.  Afranex has informed us that it will acquire North Fork, Pty, Ltd. as a subsidiary. The agreement grants North Fork an exclusive option to purchase and/or earn an interest in the Company’s Southwest Kuskokwim Project area (“The Projects”). The Projects represent all of the assets owned by Kisa Gold Mining, Inc.

On March 28, 2011 the Master Earn-In agreement (“the Agreement”) with North Fork was executed which maintained the same terms as the originals terms.

The following is a breakdown of the proposed earn-in terms, as amended:

1.

The initial interest at the time North Fork exercises its option to earn into The Projects will be as follows:

a.

Gold Crest Mines, Inc. – 100%

b.

North Fork – 0%

2.

North Fork can earn a 51% interest in The Projects by the expenditure of $3,000,000 on The Projects by October 31, 2013.

3.

If North Fork withdraws from the Joint Venture prior to earning a 51% interest in The Projects, it will have no further interest in The Projects.

4.

North Fork can earn an additional 24% interest in The Projects, taking its total interest to 75% by the expenditure of an additional $3,000,000 by October 31, 2016.

5.

North Fork can earn a total interest of 90% in any of The Projects claim blocks by the completion of a Bankable Feasibility Study.

6.

Gold Crest Mines, Inc. will retain a free carried 10% interest in The Projects up to a Decision to Mine at which point it can elect to contribute at 10% or dilute to a 2% Net Smelter Royalty.

7.

North Fork is obliged to keep The Projects in good standing.

8.

North Fork is the sole manager of The Projects and will make all decisions in regards to the exploration programs.

One of the main concerns of the Company is to make sure that the money required to be spent on The Projects is still spent either through the North Fork Agreement or through Afranex as the new owner of Kisa. Afranex informs us that it has received accepted offers from all shareholders of North Fork to acquire 100% of the shares of North Fork, thereby making North Fork a subsidiary of Afranex.

 Afranex has informed the Company that it intends to advance the Kisa Projects.

Afranex informs us that it is in the process of acquiring interests in  Alaska properties which abut a portion of the Kisa Projects.  Afranex desires to consolidate the various projects into one entity. Afranex believes that this consolidated ownership will be more attractive to its investors and raising the necessary funds to advance the Projects, thereby creating and adding value to the Afranex ordinary shares which will include Gold Crest as a new Afranex shareholder.    The Company cannot assure its shareholders that Afranex or PRH will be able to complete the proposed transaction.

Possible adverse outcomes from the sale of Kisa to Afranex, and the Company’s response to them.

The Company’s management has discussed the possible adverse effects of selling Kisa to Afranex and believe that some of the primary adverse impacts might cause the Company to be considered a “shell” company.     The Company plans to seek out new acquisitions before the possible sale of Kisa.  We cannot offer any assurance that we will be successful in avoiding shell status.

Another possible adverse consequence of selling Kisa is that there is no guarantee that the newly acquired Afranex ordinary shares will retain their value and the Afranex shares may lose a significant portion of their value.

Afranex is now the Company’s third earn in partner on its Alaska properties after the first two partners withdrew for various reasons before the initial earn in was ever obtained. Since its initial exploration season in 2007, the Company’s earn in partners have paid all the State of Alaska annual fees and annual affidavit of labor fees on the Company’s behalf. The Company realizes that it would have to abandon the Alaska properties if there were not an earn in partner because our low share price makes it very difficult to raise the required funds necessary to pay the annual rental fees and annual affidavit of labor fees or do any significant exploration activities.  Management felt that it would be very difficult to attract a fourth credible earn in partner if North Fork were to withdraw.  In light of these circumstances management believes that the Afranex proposal to acquire Kisa is in our Company's best interest.

Fairness of the Afranex Consideration

Management believes that the Afranex shares which Afranex proposes to pay to us in exchange for the Kisa Gold Mining shares is fair based on the belief that Afranex will expend funds to develop the Kisa assets located in Alaska.   Gold Crest decided that we would be in a much better position to accept the consideration of $100,000 and to have up to a 20% equity position in a new exploration gold mining company than to depend upon a master earn-in agreement that could be terminated unilaterally at any time.

Given the recent decline in gold prices it is difficult to find industry equity investors to invest in a small cap gold exploration company at this time due to the current state of the economy.  The additional reality is that Gold Crest is in no financial position to fund the development of the Kisa mineral leases because small company capital formation in the U.S. is extremely difficult at this time due to the economy and the decline in gold prices.  The share price of our common stock is too low to reasonably finance the development of the mineral leases by the sale of equity.  Gold Crest is now on its third earn-in agreement with North Fork being the latest.  The prior two earn-in partners both opted out of the earn-in agreements after spending years of their own exploration money and keeping our claims in good standing on our behalf.  We feel that if North Fork were to choose to depart from the earn-in agreement, it would be very unlikely to be able to find a fourth earn-in partner.  If North Fork were to drop the project, it would also be very unlikely for Gold Crest to maintain the claims in good status by paying the annual claim rentals and performing the required annual affidavits of labor which would be very costly.

There is no a guarantee that Afranex will expend funds to develop the Kisa assets, but there is a high degree of certainty that Gold Crest will be unable to pay the future costs associated with the Kisa assets if a deal is not reached and North Fork were to pull out of the current earn-in agreement.

The Directors of Gold Crest believe that the Afranex consideration is fair deal for the above reasons and also considering the fact that the Kisa assets are highly speculative and located in very remote areas with short operating seasons.

Board Recommendation

The proposal to approve the sale of up to 100% of the Company’s wholly owned subsidiary Kisa Gold Mining, Inc. will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. The Board of Directors recommends a vote “FOR” the approval of the sale of up to 100% of the Company’s wholly owned subsidiary Kisa Gold Mining, Inc.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm DeCoria, Maichel & Teague P.S. (“dm-t”) as its independent certified public accountants for the Company for the fiscal year ending December 31, 2013. At the Annual Meeting, Shareholders will be asked to ratify the appointment of dm-t as the independent registered public accounting firm. dm-t has served as the Company's independent auditors and has conducted the audit of the Company's financial statements since 2006. No representative of dm-t is expected to be present at the Annual Meeting. If the appointment of dm-t is not ratified by the required number of votes, the Board will review its future selection of independent registered public accounting firms.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the appointment of dm-t as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

AUDIT COMMITTEE REPORT

During fiscal year 2012, Directors Dunne and O’Brien served on the Audit Committee, with Director Dunne serving as the chairperson. The Audit Committee is responsible for overseeing the Company's accounting and financial reporting processes, including the quarterly review and the annual audit of the Company's financial statements by dm-t, the Company's independent registered public accounting firm. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm.

As part of fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm that firm's independence.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2012 be included in the Company's 2012 Annual Report on Form 10-K filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company.

Terrence J. Dunne
Robert O’Brien

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

Audit Fees
The aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 and reviews of the consolidated financial statements included in the Company’s Forms 10-Q were $36,000 and $26,500, respectively.

Audit Related Fees
There were no fees billed in the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements, and not reported under “Audit Fees” above.

Tax Fees
The Company incurred nil and $2,500 for professional services for tax compliance, tax advice and tax planning rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning for fiscal 2012 and 2011, respectively.

All Other Fees
The Company incurred no other fees during the last two fiscal years for products and services rendered by the Company’s principal accountant.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accountants. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting. All services provided by the Company's independent registered public accounting firm in each of the last two fiscal years were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2012 there were three meetings of the Board of Directors. All Directors were present at each meeting. It is the Company's policy that members of the Board of Directors should attend all annual meetings of Shareholders except for absences due to causes beyond the reasonable control of the Directors. The Company did not hold an annual meeting of shareholders during 2012.

Affirmative Determinations Regarding Director Independence

“Independent director” means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In determining the matter of director independence, the following independence criteria were utilized:

(1)

a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(2)

a director who accepted or who has a Family Member who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)

compensation for board or board committee service;

(ii)

compensation paid to a Family Member who is an employee (other than an executive officer) of the company ; or

(iii)

benefits under a tax-qualified retirement plan, or non-discretionary compensation

(3)

Other relationships include:

(i)

a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer, or a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company's securities; or(b) payments under non-discretionary charitable contribution matching programs.

(ii)

a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(iii)

a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the company's audit at any time during any of the past three years.

The Board of Directors has determined that each of the following Directors is an "independent director" as such term is defined by the rules of the Financial Industry Regulatory Authority ("FINRA"), and the Securities Exchange Commission (the "SEC"):

Robert O’Brien
Daniel R. McKinney, Sr.

In determining the matter of independence, Messrs O’Brien and McKinney had no transactions, relationships or arrangements with the Company within the last three years. Mr. McKinney had shares granted to him as directors’ fees, and both Mr. O’Brien and Mr. McKinney had investment participation in the Company’s private placements on the same terms as all other investors in that offering.

Audit Committee

The Company has an audit committee established in accordance with the Securities Exchange Act of 1934, as amended, (the "Exchange Act") for the purpose of overseeing the Company's accounting and financial reporting processes, the audits of the financial statements, as well as compliance with legal and regulatory requirements. The Audit Committee is also responsible for appointing and reviewing the performance of the Company's independent registered public accounting firm. The members of the Company's audit committee are Terrence Dunne and Robert O’Brien. Mr. O’Brien is deemed to be an independent director as that term is defined under the listing standards of FINRA. The Board of Directors has determined that Terrence Dunne meets the SEC definition of an “audit committee financial expert”.  The Audit Committee held one meeting during 2012. The Company does not have a written Audit Committee Charter.

The Audit Committee discussed with our independent registered public accounting firm, DeCoria, Maichel & Teague P.S. (“dm-t”) who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Audit Committee and dm-t also reviewed management's assessment, which was included in management's report on internal control over financial reporting and dm-t's opinion on the effectiveness of the company's internal control over financial reporting as of December 31, 2012.

The Audit Committee has discussed with dm-t that firm's independence from management and us, and has received from dm-t the written disclosures and letter required by the Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining dm-t's independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012, with both management and our independent registered public accounting firm. The Audit Committee's review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Nominating and Corporate Governance Committee

The entire board of directors comprise the Company’s Nominating and Corporate Governance Committee. Mr. McKinney and Mr. O’Brien are independent members of that Committee. The Corporate Governance and Nominating Committee is responsible for developing the Company’s approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of the Company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of the Company’s internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the board’s relationship with the management of the Company, monitoring the quality and effectiveness of the Company’s corporate governance system and ensuring the effectiveness and integrity of the Company’s communication and reporting to shareholders and the public generally. The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, though an individual will be considered regardless of race, ethnicity, gender or physical disability. The Nominating and Corporate Governance Committee did not hold any meetings in 2012. The Company does not have a written charter for the Nominating and Corporate Governance Committee.

Compensation Committee

The entire board of directors comprises the Company’s Compensation Committee. Mr. McKinney and Mr. O’Brien are independent members of that Committee. The Compensation Committee is responsible for setting the compensation for the officers and the other agents and employees of the corporation. The Committee may delegate the authority to set the compensation of the officers, agents, and employees to the President. No officer may be prevented from receiving compensation as an officer solely because the officer is also a director of the corporation. The Committee shall fix the amount or salary to be paid to each director for service as a director or for attendance at each meeting of the Board. Salary or payment for service as a director shall not preclude a director from serving the corporation in any other capacity or from receiving compensation for service in that other capacity.  The Board of Directors has determined that a Compensation Committee is not currently necessary because the Company is a small business. The Company does not have a written charter for the Compensation Committee.

The compensation for the President and Chief Financial Officer, as the executive officers of the Company, is generally set on an annual basis by the disinterested members of the Board. In determining the appropriate compensation levels for the executive officers, the Board of Directors considers a number of factors, including, but not limited to the executive officers' mining experience and experience with the Company, and the level of compensation paid by the Company's peers in the mining industry. There is currently no compensation paid to the Board of Directors, except that at the discretion of the board, a newly appointed board member may receive shares as compensation which would be approved by the entire Board of Directors. Although there are no other non-executive employees, the President and Chief Financial Officer have been authorized by the Board of Directors to set the salaries and wages of the non-executive employees of the Company, subject to the review of the Board of Directors.

Communication with the Board of Directors

Shareholders may send communications to the Board of Directors of the Company by addressing such correspondence to:

Terrence J. Dunne
Chairman of the Board
Gold Crest Mines, Inc.
724 E. Metler Lane
Spokane, WA 99218

As Chairman of the Board, Mr. Dunne monitors shareholder communications, forwards correspondence to the appropriate committee(s) or Director(s), and facilitates an appropriate response.

Code of Ethics

We have adopted a Code of Conduct and Ethics for our Directors, Officers and employees. A copy of our Code of Conduct and Ethics can be obtained at no cost, by telephone at (509) 893-0171, by mail at: Gold Crest Mines, Inc., 724 East Metler Lane, Spokane, Washington 99218, attention: Investor Relations. We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Board Leadership Structure

The Company’s Board leadership is structured such that the Chairman of the Board of Directors, Terrence J. Dunne, is also the Chief Executive Officer. We have determined that this leadership structure is appropriate for the size of the Company as it provides for more efficient management of the Company by eliminating the duplication of duties and lowering the overall cost of management. Additionally, the combined leadership structure allows the Chairman to be aware of the daily operations of the Company and aware of any developments that may need to be brought to the Board’s attention. The Company does not have a lead independent director, but believes that two of the five current board members are independent directors, and the Board believes this provides sufficient risk oversight for the Company. The Board’s risk oversight function is primarily vested with the Audit Committee which is comprised of one independent director, Robert O’Brien, although all Board members evaluate the risks taken by the Company, whether independent or not.

COMPENSATION OF DIRECTORS

During 2012, none of the Directors of the Company were paid any compensation for services as a Director.  In the past, it has been determined by the Board of Directors what amount of restricted Common Stock should be issued to each newly appointed director. There is no compensation plan related to the Board of Directors and as such no Director receives annual compensation or any additional fees for attendance at Board of Directors' meetings.

The following table sets forth information with regard to compensation earned by non-employee Directors in 2012. Compensation earned by Matthew Colbert and Terrence Dunne, as employee Directors, is included in the "Executive Compensation" section of this Proxy Statement.

Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert O’Brien	-	-	-	-	-	-	-
Daniel R. McKinney, Sr.	-	-	-	-	-	-	-
Gordon F. Lee	-	-	-	-	-	-	-

(1)

Directors Terrence J. Dunne and Matthew J. Colbert are executive officers of the Company; therefore, disclosure regarding their compensation as Directors is included in the Summary Compensation Table. See Executive Compensation.

EXECUTIVE OFFICERS

The executive officers of the Company, together with certain information with respect to each of them, are as follows:

Name & Address	Age	Position	Date First Elected (1)
Terrence J. Dunne 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	64	Chairman of the Board, President, Chief Executive Officer	12/01/2005
Matthew J. Colbert 724 E. Metler Lane, Spokane, WA 99218	45	Chief Financial Officer, Director, Secretary and Treasurer	4/22/2011

(1)	Messrs. Dunne and Colbert have been appointed by the Board of Directors to serve in their respective offices until such time that a successor may be appointed by the Board of Directors

Terrence J. Dunne was appointed President of the Company on December 16, 2009. More recently, Mr. Dunne was appointed as Chief Executive Officer of the Company. Mr. Dunne has served as a director of the Company since 2005 and up until December 16, 2009 he had also served as the Company’s Secretary/Treasurer. For more than the past ten years Mr. Dunne has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses. Mr. Dunne is a business consultant, primarily focused on business acquisitions and corporate reorganizations. Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970. He received his Masters Degree in Business Administration in 1975 from Gonzaga University. In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984.  Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations. Mr. Dunne is currently serving as a director of Cardinal Energy Group which trades on the OTCBB.  Mr. Dunne also serves as a director of a privately held company called Blue Arch Resources. Mr. Dunne is a member of the Audit Committee

Matthew J. Colbert has served as the Chief Financial Officer of the Company since December 2007. Mr. Colbert was appointed as Secretary/Treasurer of the Company on December 16, 2009 and on April 22, 2011 he was appointed as a director of the Company. Mr. Colbert has over fourteen years of experience in public and corporate accounting. He has a Bachelor of Science degree in Accounting from the University of Idaho and is licensed as a Certified Public Accountant in the State of Washington. Before being appointed CFO, Mr. Colbert had been the Controller of the Company since August 2007. Mr. Colbert currently serves as the CFO of Josephine Mining Corp., a TSX.V listed mining company. Mr. Colbert also served as CFO and President of Lifestream Technologies, Inc., a publicly traded company. Mr. Colbert also served on Lifestream’s Board of Directors. Earlier in his career, Mr. Colbert served as a Business Assurance Associate in the audit department of PricewaterhouseCoopers, LLP, an international accounting and consulting firm.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Legal Proceedings

The Company is not aware of any of its directors or officers being involved in any legal proceedings in the past ten years relating to any of the items set forth under Item 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

Compensation of Officers

A summary of cash and other compensation for Terrence J. Dunne, the Company’s President and Chief Executive Officer, and Matthew J. Colbert, the Company's Chief Financial Officer (the "Named Executive Officers"), for the two (2) most recent years is as follows:

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrence Dunne President, Chief Executive Officer	2012	$ 24,000	-	-	-	-	-	-	$ 24,000
	2011	$ 28,400	-	-	-	-	-	-	$ 28,400
Matthew Colbert Chief Financial Officer	2012	$ 24,000	-	-	-	-	-	-	$ 24,000
	2011	$ 24,000	-	$ 2,000	-	-	-	-	$ 26,000

(1)	Stock Awards includes fees earned as Directors. The Company has valued all Stock Awards granted at fair value as computed in accordance with FASB Accounting Standards Codification Topic 718.

The compensation of the Named Executive Officers has been set by disinterested members of the Board of Directors. In September of 2008, the Board of Directors approved a compensation plan for our Chief Financial Officer, Matthew J. Colbert that states that he would work part time for $2,000 per month. In October of 2011, the board decided that since Terrence Dunne, serving as president, had worked numerous hours on company activities in the third quarter of 2011, that he be compensated a total of $20,900 for that quarter.  Mr. Dunne had previously never received any compensation from the Company while serving as the President or CEO up until this payment for the third quarter of 2011.  For the remainder of 2011 Mr. Dunne was compensated at a rate of $2,500 per month.  Starting in January of 2012, that amount was adjusted to $2,000 per month which it has stayed to this date.

The Company does not have any employment agreements with its executive officers.  The Company does not have a retirement plan for its executive officers and there is no agreement, plan or arrangement that provides for payments to executive officers in connection with resignation, retirement, termination or a change in control of the Company.

Compensation Discussion and Analysis

Compensation Philosophy:  Our general compensation philosophy will be designed to link an employee’s total cash compensation with our performance, the employee’s department goals and individual performance.  Given our limited operations and limited capital resources, we are subject to various financial restraints in our compensation practices.  As an employee’s level of responsibility increases, there will be a more significant level of variability and compensation at risk.  By linking incentive compensation to the performance of the Company, we believe that it will create an environment in which our employees will be stakeholders in our success and, thus, benefit all shareholders.  As the Company moves from a development stage company to a revenue generating company we plan to bring on employees and develop written employee compensation guidelines.

Executive Compensation Philosophy :  Our executive compensation philosophy will be designed to establish an appropriate relationship between executive pay and our annual performance, our long-term growth objectives, individual performance of the executive officer and our ability to attract and retain qualified executive officers.  We will attempt to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and stock awards through some form of long term incentive plan.  We believe that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations and stock awards will provide long term incentives.

In making compensation decisions, the board of directors, in its compensation committee role, will compare each element of total compensation against companies referred to as a “compensation peer group.”  The compensation peer group will be a group of companies that the compensation committee will select from readily available information about small companies engaged in similar businesses and with similar resources.  As the Company moves from a development stage company to a revenue generating company we plan to develop written executive compensation guidelines.

Outstanding Equity Awards at Fiscal Year-end

There were no unexercised options, stock that has not vested or equity incentive plan awards for each of the Named Executive Officers at December 31, 2012, and as such, a table has not been presented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of August 29, 2013 regarding the shares of Company Common Stock beneficially owned by: (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each Director of the Company; (iii) the CEO and CFO of the Company (the "Named Executive Officers"); and (iv) all Directors and the Named Executive Officers of the Company as a group. Each holder has sole voting and investment power with respect to shares of the Company Common Stock listed as owned by that person.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Terrence J. Dunne 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	7,972,585	8.68%
Cougar Gold LLC(2) 1700 Lincoln St., Ste 2600, Denver, CO 80203	5,666,667	6.17%
Tony Alford(3) 7040 Interlaken Dr., Kernersville, NC 27284	6,751,440	7.35%

__________________________________________________

(1)

Based upon 91,805,828 outstanding shares of Common Stock on August 29, 2013 ..

(2)

Cougar Gold LLC is a 5% or greater shareholder. The shares were verified by the schedule 13G filed with the Securities and Exchange Commission on November 19, 2008.  Cougar Gold, LLC is a wholly owned subsidiary of Electrum Gold, LLC. Cougar Gold, LLC is an indirect wholly owned subsidiary of Electrum, Ltd.  Based on the 13G filings we believe that Jan N. Steiert and Garth B. Jensen are the natural persons who exercise voting and dispositive control over these shares through the various entities.

(3)

Mr. Alford is not an Officer or Director of the Company but is a 5% or greater shareholder.

Security Ownership of Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Terrence J. Dunne 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	7,972,585	8.68%
Robert W. O’Brien 1511 S. Riegel Ct., Spokane, WA 99212	3,223,935	3.51%
Daniel R. McKinney Sr. 607 S. Government Way, Spokane, WA 99224	1,400,000	1.52%
Matthew J. Colbert 724 E. Metler Lane, Spokane, WA 99218	200,000	0.22%
Gordon F. Lee 724 E. Metler Lane, Spokane, WA 99218	-	-
Total of all executive officers and directors (5 individuals)	12,796,520	13.94%

__________________________________________________

(1)

Based upon 91,805,828 outstanding shares of Common Stock on August 29, 2013 ..

None of the directors or officers has the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights. No shares are pledged as security.  There are no arrangements known to the Company, the operation of which may at a subsequent time result in the change of control of the Company.

RECENT MARKET PRICES

In October 2007, our common stock began quotation on the OTC Electronic Bulletin Board (“OTCBB”) under the symbol “GCMN”. Prior to October 2007 our common stock was quoted on the over the counter market in the Pink Sheets.

The following table sets forth the range of high and low bid prices as reported by the OTCBB for the periods indicated. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Year	Quarter	High Closing	Low Closing
2011	First Quarter	$0.03	$0.01
	Second Quarter	$0.02	$0.01
	Third Quarter	$0.02	$0.01
	Fourth Quarter	$0.03	$0.01
2012	First Quarter	$0.04	$0.02
	Second Quarter	$0.04	$0.02
	Third Quarter	$0.05	$0.02
	Fourth Quarter	$0.04	$0.01
2013	First Quarter	$0.03	$0.01
	Second Quarter	$0.04	$0.01
	Third Quarter	$0.03	$0.01

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2012, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except for the following:

NAME & NATURE OF AFFILIATION	LATE REPORTS	REPORTS NOT FILED
Terrence J. Dunne, Chairman of the Board, President, Chief Executive Officer & Director	Form 4 (one)	N/A
Matthew J. Colbert, Chief Financial Officer, Secretary – Treasurer & Director	Form 4 (one)	N/A
Robert W. O’Brien, Director	N/A	N/A
Daniel R. McKinney Sr., Director	N/A	N/A
Gordon F. Lee, Director	N/A	N/A

PROPOSAL 4.

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Shareholders have an opportunity to cast an advisory vote on the compensation of executives as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our 2012 executive compensation programs and policies and the compensation paid to the Named Executive Officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, the primary objective of our compensation program, including our executive compensation program, is to attract and retain qualified executives who can help us achieve our corporate objectives and increase shareholder value. Accordingly, we ask each of our shareholders to approve the following resolution: “Resolved, that the compensation paid to the Company’s Named Executive Officers as described in the Company’s proxy statement for the 2013 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee relating to the compensation of the Named Executive Officers. Your advisory vote will provide an additional tool to assist the Board of Directors and the Compensation Committee in aligning the Company’s executive compensation programs with the interests of the Company and its shareholders, consistent with our corporate governance principles.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officers and will not be binding on or overrule any decisions by the Board of Directors; it will not create or imply any additional fiduciary duty on the part of the Board of Directors. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

Recommendation of the Board of Directors

Our board believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the annual meeting:

RESOLVED, that the shareholders of Gold Crest Mines, Inc approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the Executive Compensation sections set forth in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on the Company or our board.

Approval of this advisory vote requires a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR the compensation of our Named Executive Officers as disclosed in this proxy statement.

Vote Required: Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to indicate how frequently they believe we should seek an advisory “Say-On-Pay Vote” vote on the compensation of our named executive officers. Accordingly, we are seeking an advisory, determination from our shareholders as to the frequency with which we should present a “Say-On-Pay Vote” vote to our shareholders. We are providing shareholders the option of selecting a frequency of three years, two years or one year, or abstaining.

The entire board of directors comprises the Company’s Compensation Committee.   Mr. McKinney and Mr. O’Brien are independent members of that Committee. While the Board of Directors believes that in its Compensation Committee role the Board of Directors is in the best position to determine executive compensation.  The Board of Directors appreciates and values shareholders’ views. The Board of Directors has determined that an advisory vote on executive compensation held every three years is the best approach for the Company. This is based on our view that a vote every three years will provide shareholders with adequate time to evaluate the effectiveness of our executive compensation policies. In addition, a vote every three years will allow the Company sufficient time to consider shareholders’ input and implement any appropriate changes to executive compensation. Accordingly, we recommend that our shareholders vote for an advisory say-on-pay vote to be held every three years.

The Compensation Committee will consider the option that receives the highest number of votes cast (one, two or three years) will be the frequency of the advisory vote on executive compensation selected by shareholders. However, because the vote on this proposal is advisory in nature, it will not be binding on or overrule any decisions by the Board of Directors; it will not create or imply any additional fiduciary duty on the part of the Board of Directors when considering the frequency of say-on-pay votes. The Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on its executive compensation.

Recommendation

Unless otherwise indicated, the accompanying form of Proxy will be voted for an advisory say-on-pay vote as disclosed in this proxy statement to occur every three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS APPROVE AN ADVISORY SAY-ON-PAY VOTE TO OCCUR EVERY THREE YEARS ..

ADDITIONAL SHAREHOLDER INFORMATION

Shareholders

As of August 29, 2013, there were approximately 736 shareholders of record of the Company's Common Stock. As of August 29, 2013, the Company had issued and outstanding 91,805,828 shares of Common Stock.

Shareholder Proposals for 2014 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company's proxy materials for the 2014 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than March 17, 2014 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year's meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials). Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Annual Report

The Company's Annual Report to Shareholders is being mailed to all Shareholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation materials for the Annual Meeting. In addition, a Shareholder of record will receive a copy of the Company's Form 10-K for the fiscal year ended December 31, 2012. The Company's Form 10-K may also be accessed at the SEC's website at www.sec.gov.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting hereunder.

By Order of the Board of Directors

Terrence J. Dunne
Chairman of the Board, President
and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF
GOLD CREST MINES, INC.

The undersigned appoints Terrence J. Dunne, Chairman of the Board, President and Chief Executive Officer, or Matthew J. Colbert, Chief Financial Officer, Director and Secretary/Treasurer of Gold Crest Mines, Inc. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of shareholders of Gold Crest Mines, Inc., to be held November __, 2013 beginning at 10:00 a.m. Pacific Standard time, on November __, 2013 , at 601 W. Main Avenue, Basement Conference Room “A”, Spokane, Washington 99201, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to shareholders, a copy of which has been received by the undersigned, as follows:

1.	Election of Directors (check one)

                    Nominees (Terrence J. Dunne, Matthew J. Colbert, Robert W. O’Brien, and Daniel R. McKinney Sr.)

For All Nominees

Withhold All Nominees

Withhold Authority to Vote For Any Individual Nominee. Write name below:

_____________________________________

2.	Ratification of the approval to sell up to 100% of the Company’s shares in its wholly owned subsidiary Kisa Mining Corporation (“Kisa”) to Afranex Gold Limited (check one)

For

Against

Abstain

3.	Ratification of Appointment of Independent Registered Public Accounting Firm (check one)

For

Against

Abstain

4.	To approve on advisory basis the compensation of our named executive officers (the "Say-on-Pay")

For

Against

Abstain

5.	To approve an advisory "Say-on-Pay" vote to occur every one, two or three years.

For

            1-Year

         2-Years

3-Years

Against :  ______

Abstain

Note:  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors recommends a vote "For" Items 1, 2, 3, 4 and 5 .. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In the absence of specific instructions, proxies will be voted “For” Items 1, 2, 3, 4 and 5 at the discretion of the Proxy Agents as to any other matters that may properly come before the Annual Meeting of Shareholders.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

______________________________________________

________________________________________

Signature

Signature (Joint Owner)